Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement File Nos. 333-17569, 333-60001, 333-64575, 333-78477, 333-82405, 333-47142, 333-48190, 333-51550, 333-52352 of our report dated February 12, 2004, except for Note 16, which is as of February 22, 2005, with respect to the consolidated financial statements of TeleTech Holdings, Inc. included in its Amendment No. 1 to Annual Report (Form 10-K/A) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

Denver, Colorado
February 22, 2005